Exhibit 10.21

Joinder Agreement

JOINDER, dated as of December 3, 2010 (this “Joinder”) to the Credit Agreement dated as of November 23, 2010 among Dunkin’ Finance Corp., a Delaware corporation (the “Initial Borrower”), and upon the effectiveness of this Joinder, Dunkin’ Brands Holdings, Inc., a Delaware corporation (“Holdings”), and, upon the Assumption, Dunkin’ Brands, Inc., a Delaware corporation (the “Borrower”), and Barclays Bank PLC (the “Administrative Agent”), as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (the “Credit Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned are executing this Joinder pursuant to Section 6.17(b) of the Credit Agreement.

SECTION 1. Holdings, by its signature below (i) joins in, becomes party to and agrees to be bound in all respects by all of the terms and conditions of (as fully as if Holdings had been an original signatory thereto) the Credit Agreement as Holdings and a Loan Party thereunder for all purposes thereof and (ii) without limiting any other provision of the Loan Documents, agrees that it shall take all such steps as are necessary, including, without limitation, pursuant to Section 6.17 of the Credit Agreement, to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest, subject to Liens permitted by Section 7.01 of the Credit Agreement and to the extent set forth in the Security Agreement, on all of Holding’s assets constituting Collateral.

SECTION 2. Holdings represents and warrants that:

(a) It is validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Joinder and perform its obligations under the Credit Agreement.

(b) The execution and delivery of this Joinder by it and the performance of its obligations under the Credit Agreement have been authorized by all necessary corporate action on its part.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental body or regulatory body on its part is required for the due execution or delivery by it of this Joinder or performance by it of the Credit Agreement, other than any filings in connection with the Liens granted to the Administrative Agent under the Security Agreement.

(d) The execution and delivery of this Joinder by it and the performance of its obligations under the Credit Agreement do not and will not (A) contravene the terms of its Organization Documents, (B) conflict with or result in any default, breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment (except for Indebtedness to be repaid on or prior to the Escrow Release Date in connection with the Transactions) to be made under (x) (1) any Junior Financing Documentation or (2) any other Contractual Obligation to which it is a party or affecting it or its properties or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (C) violate any Law; except with respect to any conflict, default, breach, contravention, payment or violation referred to in clause (B)

or clause (C), to the extent that such conflict, breach, contravention, payment or violation could not reasonably be expected to have a Material Adverse Effect.

(e) This Joinder has been duly executed and delivered by it and the Credit Agreement constitutes a legal, valid and binding obligation of Holdings enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or law) relating to enforceability.

SECTION 3. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Administrative Agent shall have received a counterpart of this Joinder that bears the signature of the Holdings, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Joinder by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Each of the Borrower and Holdings hereby confirms and agrees that, except as expressly supplemented hereby, the Credit Agreement and the other Loan Documents are, and shall continue on and after the date hereof to be, in full force and effect in accordance with their respective terms and are ratified and confirmed by the Borrower and Holdings in all respects.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. This Joinder is a Loan Document. If any provision contained in this Joinder is held to be invalid, illegal or unenforceable, the legality, validity, and enforceability of the remaining provisions contained herein and in the Joinder shall not be affected or impaired thereby and the intent of such illegal, invalid or unenforceable provision shall be followed as closely as legally possible. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Joinder is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto, the Secured Parties and their respective successors and assigns; provided that neither the Borrower nor Holdings shall have any right to assign any rights, obligations or liabilities hereunder except in accordance with the terms of the Credit Agreement. No person or entity other than the parties hereto, the Secured Parties and their respective successors and assigns will have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of this Joinder.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 10.02 of the Credit Agreement.

IN WITNESS WHEREOF, Borrower, Holdings and the Administrative Agent have duly executed this Joinder to the Credit Agreement as of the day and year first above written.

DUNKIN’ BRANDS, INC.,
as Borrower

By:	/s/ Bonnie Monahan
	Name:	Bonnie Monahan
	Title:	Vice President and Treasurer

Signature Page to Joinder

DUNKIN’ BRANDS HOLDINGS, INC.,
as Holdings

By:	/s/ Nigel Travis
	Name:	Nigel Travis
	Title:	President and Chief Executive Officer

Signature Page to Joinder

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ David Barton
	Name:	David Barton
	Title:	Director

Signature Page to Joinder